SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SITEL CORPORATION
             (Exact name of registrant as specified in its charter)



          Minnesota                                         47-0684333
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                      111 South Calvert Street, Suite 1900
                            Baltimore, Maryland 21202
          (Address, including zip code, of Principal Executive Offices)


                   SITEL Corporation 1999 Stock Incentive Plan
                            (Full Title of the Plan)


                   Phillip A. Clough, Chief Executive Officer
                      111 South Calvert Street, Suite 1900
                            Baltimore, Maryland 21202
                                 (410) 246-1505
(Name, Address, and Telephone Number, including area code, of Agent for Service)

                                   ----------

                                                CALCULATION OF REGISTRATION FEE
=================================------------------------------------------------------------------------------------
            Title of                                        Proposed               Proposed
           securities                   Amount          Maximum offering       Maximum aggregate       Amount of
        to be registered         to be registered(1)   price per share (2)    offering price (2)    registration fee
=====================================================================================================================
         Common stock,
        $.001 par value              7,000,000 shares        $2.9375              $20,562,500           $5,716.

=====================================================================================================================

(1) This Form S-8 registers the maximum number of shares which may be acquired under the plan. The number of shares registered hereunder shall include any additional shares made available under the plan because of adjustment in such 7,000,000 shares on account of stock splits or stock dividends hereafter effected by the Registrant.

(2) Estimated pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of SITEL Corporation Common Stock on May 7, 1999 as reported on the New York Stock Exchange.

       This Form S-8 consists of 24 pages. The Exhibit Index is on page 8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         SITEL Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (which incorporates by reference portions of the Company's definitive Proxy Statement for the Company's Annual Meeting of Stockholders held on May 6, 1999); and

         (b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities offered by the Company pursuant to this registration statement is registered under Section 12 of the Securities Exchange Act of 1934.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Matters with respect to the legality of the Common Stock of the Company being registered hereby have been passed upon by the firm of Abrahams Kaslow & Cassman, counsel for the Company. Members of Abrahams Kaslow & Cassman directly own a total of 24,182 shares of Common Stock of the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Amended and Restated Articles of Incorporation limit the liability of directors to the maximum extent permitted by the Minnesota Business Corporation Act. Specifically, directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability due to (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under the federal securities laws is not limited by the Amended and Restated Articles of Incorporation.

         The Minnesota Business Corporation Act requires that the Company indemnify any director or officer made or threatened to be made a party to a legal proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements, and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. A "proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of the Minnesota indemnification statute (Minn. Stat. ss. 302A.521) for a complete statement of such indemnification rights. The Company's Amended and Restated Articles of Incorporation require the Company to provide indemnification of these persons to the fullest extent of the Minnesota indemnification statute.

         The Company has entered into an indemnification agreement with each of its directors and executive officers to provide him or her with specific contractual assurances that the indemnification protection provided by the Minnesota Business Corporation Act and the Company's Amended and Restated Articles of Incorporation will be available to such director or officer and to provide for the indemnification of and the advancing of expenses to such director or officer to the fullest extent permitted by law. The Company also presently maintains insurance to protect itself and its directors and officers against certain liabilities, costs, and expenses arising out of claims or suits against such directors and officers resulting from their service in such capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.




                [Remainder of this page intentionally left blank]

ITEM 8.  EXHIBITS

         The exhibits filed as a part of this registration statement are:

                  Exhibit
                    No.

         (1)      3.1    Amended and Restated Articles of Incorporation.

         (2)      3.1(a) Articles of Amendment  filed  September 10, 1996 to the
                         Amended and Restated Articles of Incorporation.

         (1)      3.4    Amended and Restated Bylaws.

         (3)      3.4(a) Amended  and  Restated  Bylaws  of  SITEL   Corporation
                         (conformed copy including amendments through June 6, 1997).

         (4)      3.4(b) Amendment No. 2 to Amended and Restated Bylaws.

                  4.1    SITEL Corporation 1999 Stock Incentive Plan.

                  4.2 Amendment No. 1 to the SITEL Corporation 1999 Stock Incentive Plan.

                  5.1    Opinion  of  Abrahams,   Kaslow  &  Cassman   regarding
                         legality of Common Stock being registered.

                  23.1   Consent of KPMG LLP.

                  23.2   Consent  of  Abrahams,  Kaslow & Cassman  (included  in
                         Exhibit 5.1).

                  24.1   Power of Attorney (included on signature page).

-------------------------


     (1)  Previously  filed as an exhibit  under the same exhibit  number to the
          Company's   Registration  Statement  on  Form  S-1  (Registration  No.
          33-91092).

     (2) Previously filed as Exhibit 4.1(a) to the Company's Registration Statement on Form S-3 (Registration No. 333-13403).

     (3)  Previously  filed  as  Exhibit  4.2  to  the  Company's   Registration
          Statement on Form S-3 (Registration No. 333-28131).

     (4) Previously filed as Exhibit 3.2 to the Company's Form 10-Q for the quarter ended September 30, 1998.

ITEM 9.  UNDERTAKINGS

         (a) Rule 415 offering. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  section
                  10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material  information with respect
                  to the plan of  distribution  not previously  disclosed in the registration statement or any material change to such information in the registration statement;

                         Provided,   however,   That  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on May 11, 1999.


                                 SITEL CORPORATION



                                 By: /s/ PHILLIP A. CLOUGH
                                     Phillip A. Clough, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of SITEL Corporation, do hereby jointly and severally constitute and appoint Phillip A. Clough and W. Gar Richlin, and each of them individually, as our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for each of us and in our name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of SITEL Corporation and to file such amendments with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them individually and their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises in connection with this Registration Statement as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, lawfully may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JAMES F. LYNCH                                       Chairman of the Board            May 11, 1999
--------------------------------                         and Director
James F. Lynch



/s/ PHILLIP A. CLOUGH                                    Chief Executive Officer          May 11, 1999
--------------------------------                         and Director (Principal
Phillip A. Clough                                        Executive Officer)


/s/ W. GAR RICHLIN                                       Chief Operating Officer          May 11, 1999
--------------------------------                         and Chief  Financial Officer
W. Gar Richlin                                           (Principal Financial Officer)


/s/ ALAN G. SIEMEK                                       Controller                       May 11, 1999
--------------------------------                         (Principal Accounting Officer)
Alan G. Siemek



/s/ HENK P. KRUITHOF                                     Executive Vice Chairman          May 11, 1999
--------------------------------                         and Director
Henk P. Kruithof



/s/ KELVIN C. BERENS                                     Director             May 11, 1999
-------------------------
Kelvin C. Berens



/s/ BILL L. FAIRFIELD                                    Director             May 11, 1999
-------------------------
Bill L. Fairfield



/s/ GEORGE J. KUBAT                                      Director             May 11, 1999
--------------------------------
George J. Kubat


                                INDEX TO EXHIBITS
                                                                                     Page
                                                                                      No.
(1)      3.1      Amended and Restated Articles of Incorporation......................--

(2)      3.1(a)   Articles of Amendment filed September 10, 1996 to the Amended and Restated Articles of Incorporation..............................--

(1)      3.4      Amended and Restated Bylaws.........................................--


(3)      3.4(a)   Amended and Restated Bylaws (conformed copy including
                  amendments through June 6, 1997)....................................--

(4)      3.4(b)   Amendment No. 2 to Amended and Restated Bylaws......................--

         4.1      SITEL Corporation 1999 Stock Incentive Plan......................... 9

         4.2      Amendment No. 1 to the SITEL Corporation 1999 Stock Incentive Plan..22

         5.1      Opinion of Abrahams, Kaslow & Cassman regarding legality
                  of Common Stock being registered....................................23

         23.1     Consent of KPMG LLP.................................................24

         23.2     Consent of Abrahams, Kaslow & Cassman (included in Exhibit 5.1).....--

         24.1     Power of Attorney (included in signature page)......................--

----------


     (1)  Previously  filed as an exhibit  under the same exhibit  number to the
          Company's   Registration  Statement  on  Form  S-1  (Registration  No.
          33-91092).

     (2) Previously filed as Exhibit 4.1(a) to the Company's Registration Statement on Form S-3 (Registration No. 333-13403).

     (3)  Previously  filed  as  Exhibit  4.2  to  the  Company's   Registration
          Statement on Form S-3 (Registration No. 333-28131).

     (4) Previously filed as Exhibit 3.2 to the Company's Form 10-Q for the quarter ended September 30, 1998.